UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada H3B 5H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 10, 2008, Abitibi-Consolidated Company of Canada (“ACCC”), an indirect subsidiary of AbitibiBowater Inc. (the “Company”), will commence a private exchange offer and consent solicitation with respect to certain debt securities issued by the Company’s subsidiary, Abitibi-Consolidated Inc. (“Abitibi” or “ACI”) and certain of Abitibi’s subsidiaries, including ACCC (the “Exchange Offers”). The offering circular, dated March 10, 2008, will include the following table regarding proposed financing transactions with respect to the Company, Abitibi and ACCC, and the proposed uses for the net proceeds received, if any, from such financing transactions.

Sources	Amount	Uses of Funds	Amounts
	(U.S. dollars, in millions)
New Senior Secured Term Loan	$450	Retire Certain ACI Notes	$496
Senior Secured Notes(1)	415	Accrued Interest on Retire ACI Notes	11
Issuance of New Notes	257	Paydown ACI Credit Facilities	665
ABH Convertible Senior Notes	300	Paydown ACI Secured Term Loan	50
Snowflake Sale Proceeds	161	Excess Cash	291
		Estimated Transaction Costs	70
Total Sources	$1,583	Total Uses	$1,583

(1)	Assumes only 90% of the ACI notes are exchange in the Exchange Offers.

Completion of the Exchange Offers is conditioned upon, among other things, receipt by Abitibi, ACCC or the Company, as the case may be, of at least $1.4 billion aggregate proceeds from the financings transactions. The proposed amounts of the financings set forth in the table above are estimates. The actual amounts may differ significantly from these estimates.

The Exchange Offers and the issuance of the new notes in connection therewith have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other securities law. The Exchange Offers are being made, and the new notes are being offered and issued, only (a) to holders of notes who are ‘‘qualified institutional buyers’’ (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act and (b) outside the United States to holders of notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act.

Forward-Looking Statements

Statements in this report that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about the Company’s and ACI’s refinancing plans, the terms of the securities and lending arrangements that may be entered into under such plans and the timeframe for completing various asset sales, including the sale of Abitibi’s Snowflake, Arizona mill. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “expect,” “plans,” “may,” “will,” and other terms with similar meaning indicating possible future events or potential impact on the business or other stakeholders of the Company and its subsidiaries.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the ability to obtain additional new financing on terms satisfactory to the Company and Abitibi or at all, the condition of the U.S. credit markets generally and worsening industry conditions. Additional factors are detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC) and the Canadian securities regulatory authorities, including those factors contained in the Company’s Quarterly Report on From 10-Q for the quarterly period ended September 30, 2007 and in the Company’s registration statement on Form S-3 filed with the SEC on October 29, 2007, each under the caption “Risk Factors.” All forward-looking statements in this report are expressly qualified by information contained in the Company’s filings with the SEC and the Canadian securities regulatory authorities. The Company disclaims any obligation to update or revise any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/s/ Jacques P. Vachon
Name:	Jacques P. Vachon
Title:	Senior Vice President, Corporate Affairs, Chief Legal Officer and Secretary

Dated: March 10, 2008